EZCORP Announces Strong Fourth Quarter and Full Fiscal 2017 Earnings
EPS from continuing operations of $0.21 for the fourth quarter and $0.62 for the full fiscal year
Austin, Texas (November 15, 2017) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its fourth quarter and fiscal year ended September 30, 2017.
All amounts in this release are from EZCORP continuing operations and conform with U.S. generally accepted accounting principles (GAAP) unless otherwise noted. Comparisons are made to the same period in the prior year unless otherwise noted.
FOURTH QUARTER HIGHLIGHTS

•	Seventh consecutive quarter of year-over-year (YOY) earnings and profit growth. Earnings per share improved $0.52 to $0.21 in the fourth quarter and grew $0.77 to $0.62 in the full fiscal year.

•
Net income from continuing operations improved $27.6 million to $10.1 million in the fourth quarter, and grew $41.0 million to $32.0 million in the full fiscal year. Adjusted EBITDA[1] improved $19.1 million to $22.1 million in the fourth quarter, and grew 39%, or $24.6 million, to $88.5 million in the full fiscal year.

•	Continue to lead the U.S. market in same store pawn loans outstanding (PLO) YOY growth. PLO increased 19% in Mexico (11% on a constant currency basis2).

•	Operating contribution from the Mexico Pawn segment improved significantly — up 153% to $5.8 million. Highest growth segment now 20% of company’s total pawn profit contribution.

•	Cash balance at September 30 up 150% to $164.4 million.

•	Successfully completed $143.8 million offering of convertible notes, improving liquidity with an attractive coupon rate of 2.875% and seven-year term.

•	Favorable restructuring of the notes receivable repayment arrangement with AlphaCredit improved the return and risk profile and increases future cash flow and profit.
In October 2017, the company significantly expanded its footprint in the emerging Latin American pawn market by acquiring 112 pawn stores in Guatemala, El Salvador, Honduras and Peru for $60 million cash, with an additional $2.25 million earn-out possible based on post-acquisition performance. This acquisition will be accretive to earnings starting the first quarter of fiscal 2018 and provides a platform for further growth and expansion in the high growth rate region.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw said, “Even though our results were somewhat impacted by the hurricane activity in Texas and Florida, we are proud of our operating performance during the fourth quarter, which capped off a fiscal year that showed a dramatic turnaround on the bottom line. We delivered significant earnings growth in both the U.S and Mexico pawn segments during the quarter and the year, driven by continued execution on our strategic initiatives to create long-term profitable growth.
“First, we continue the diversification of our revenue base and operations, increasing our mix of business from Latin America. Our Mexico Pawn segment is our fastest growing business and is now providing 20% of our total pawn operating contribution. We added 10 new stores in Mexico during the year and see plenty of opportunity to open and acquire more. And we are increasing our presence in Latin America beyond Mexico. The recent acquisition of 112 pawn stores in four new countries expands our Latin American store base, which now comprises 41% of our total pawn stores. It provides compelling

1EBITDA is earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” includes EBITDA attributable to continuing operations, further adjusted to exclude the estimated impact of the hurricanes that affected the Texas Gulf Coast and Florida in the fourth quarter, as well as certain other discrete items. See "Non-GAAP Financial Information" at the end of this release.

2In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (GAAP), we provide financial information on a “constant currency” and "adjusted EBITDA" basis, which excludes the impact of foreign currency exchange rate fluctuations, and provides a different way to view the operational results of our business, respectively. For additional information about the constant currency calculations, as well as a reconciliation of the constant currency financial measures to the comparable GAAP financial measures and calculation of our adjusted EBITDA, see “Non-GAAP Financial Information” at the end of this release.

opportunities for further growth through the expansion of general merchandise pawn loan and retail activities, the opening of new stores in attractive and under-penetrated markets, and the pursuit of complementary acquisitions in the region.
“Second, we are improving the experience customers have in our stores,” Grimshaw continued. “Our customers represent a large, underserved market. We are updating our technology, better training our field staff and refreshing our stores to meet their needs and exceed their expectations.
“Third, we’re strengthening our balance sheet and liquidity, reducing our corporate expenses, better analyzing and acting on customer data and process improvements, and optimizing loan values and merchandise pricing. These actions are expected to further increase our market share and profitability and provide us with the ability to continue to capitalize on attractive growth opportunities.”
CONSOLIDATED RESULTS
Temporary Impact of U.S. Hurricanes
During the fourth quarter, the U.S. Pawn segment was affected by Hurricanes Harvey and Irma resulting in the temporary closure of stores in the affected areas, all of which have since reopened. In addition to the loss of inventory and loan collateral and the damage to physical facilities, all totaling $1.0 million, the company estimates that the effects of the hurricanes include a reduction in U.S. pawn loan balances of $5.0 million as of September 30, 2017, with a resulting reduction in pawn service charge (PSC) revenues and merchandise sales gross profit. The company expects pawn loan demand to return to normal levels after the annual tax refund season in the U.S.
Three Months Ended September 30, 2017 Results

•
Despite the impacts of the hurricanes, net revenue improved 1% to $108.1 million (flat at $107.4 million on a constant currency basis), due largely to a 4% increase in PSC revenue (up 3% on a constant currency basis). Same store PLO was down 1% in the U.S. (up 3% in stores unaffected by the hurricanes). Same store PLO rose 19% in Mexico (up 11% in Mexico on a constant currency basis). Merchandise sales gross margins held at 35%, within the 35-38% target range.

•	Continued discipline in cost control reduced operations expenses 2% to $78.3 million (down 3% to $77.8 million on a constant currency basis) and reduced corporate expenses 34% to $11.9 million.

•
The company restructured the repayment of the remaining $60.9 million of principal from AlphaCredit, improving its risk and return profile, as well as significantly increasing future cash flow and profit. Under the restructured arrangement, the company expects to collect $32.6 million of principal in fiscal 2018 and $28.3 million in fiscal 2019. The restructured arrangement includes a higher interest rate and an incremental deferred compensation fee of up to $14.0 million to be received in 2019 and 2020.

•
Interest expense includes a $5.3 million debt extinguishment charge offset by a $3.0 million pre-tax benefit from the restructuring of the AlphaCredit notes. The AlphaCredit note restructuring drove an additional one-time income tax benefit of $3.0 million in the quarter.

•
Improvements in net revenues and cost discipline have increased operating leverage and the resulting bottom line. Earnings per share increased YOY for the seventh-consecutive quarter. EPS from continuing operations is $0.21, up from a loss of $0.31 a year ago.

Fiscal Year Ended September 30, 2017

•
The continued focus on investment in customer experience increased net revenue 2% to $435.5 million (up 3% to $439.3 million on a constant currency basis), driven primarily by a 4% rise in PSC revenue (up 5% on a constant currency basis). Merchandise sales gross margins were down slightly to 36%, but within the 35-38% target range.

•	Corporate expenses were down 22% to $53.3 million. The company remains on track to reduce corporate expenses to no more than $50 million in FY18.

•	During the year and prior to the note restructuring, EZCORP collected a total of $34 million from AlphaCredit ($29.5 million in principal and $4.5 million in interest).

•
Earnings per share from continuing operations reached $0.62, a significant turnaround from the loss of ($0.15) in the prior year. The strategic transformation initiatives achieved during fiscal 2017 set the stage for further success in fiscal 2018 and beyond.

PAWN RESULTS
U.S. Pawn Segment
Three Months Ended September 30, 2017

•
PLO was down 1% in total and on a same store basis, to $148.1 million (up 3% in stores unaffected by the hurricanes). Changes in PLO resulted in PSC increasing 1% in total and 2% on a same-store basis to $61.0 million.

•	The merchandise sales gross margin of 36% was consistent with the prior-year quarter and within the target range of 35-38%. Inventory aged over one year improved to 10% from 11%.

•	Operations expenses decreased 3% to $65.5 million driven by cost control initiatives and lower variable compensation.

•
Segment contribution increased 7% to $22.8 million. Initiatives are underway to continue improving long-term net revenue and profitability. These include investing in upgrading the POS system, enhancing product and customer data analytics, and enhancing the customer experience by refreshing stores.

Fiscal Year Ended September 30, 2017

•	Driven by the impact of PLO outlined above, PSC rose 4% in total and on a same store basis to $238.4 million.

•	Merchandise sales increased 1% in total and on a same store basis. The merchandise sales gross margin of 36% is within the 35-38% U.S. target.

•	Operations expenses grew 2% to $260.0 million as a result of investment in customer facing labor and higher benefit claims.

•	Segment contribution was up 3% to $103.5 million.
Mexico Pawn Segment
Three Months Ended September 30, 2017

•
The company continues to experience significant growth in the Mexico Pawn segment, taking advantage of market opportunities primarily from its existing store footprint. PLO expanded 20% to $21.1 million (up 13% to $19.8 million on a constant currency basis), which drove a 22% increase in PSC to $10.1 million (up 16% to $9.7 million on a constant currency basis).

•
Merchandise sales increased 10% in total and 7% on a same store basis (up 4% in total and 1% in same stores on a constant currency basis). The 30% merchandise sales gross margin was slightly above the prior-year quarter, while aged inventory balances decreased to 2% from 6% in the fiscal 2017 third quarter.

•
Segment contribution increased 153% to $5.8 million (up 140% to $5.5 million on a constant currency basis) driven by an 18% improvement in net revenue, with only a 3% increase in operations expense due to continued discipline in cost control.

•
The company opened four new stores in the fourth quarter, for a total of 10 in fiscal 2017. There is a significant runway for continued store openings and acquisitions, in addition to the growth potential of the existing store base.

Fiscal Year Ended September 30, 2017

•	The PLO changes described above drove a 9% increase in PSC to $34.6 million (up 15% to $36.8 million on a constant currency basis).

•	Merchandise sales grew 4% in total and 3% on a same store basis (up 12% in total and 10% in same stores on a constant currency basis). Merchandise margin was 32%, consistent with the prior year.

•	Segment contribution yielded a 119% increase to $18.7 million (up 130% to $19.6 million on a constant currency basis) as a result of a 7% net revenue expansion while operations expenses dropped 6%.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, November 16, 2017, at 7:30 a.m. Central Time to discuss fourth quarter and fiscal year-end results. Analysts and institutional investors may participate by dialing (877) 201-0168, Conference ID: 8074459, international dialing (647) 788-4901. The call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations, and used merchandise purchased from customers. EZCORP is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements on the company’s strategy, initiatives and expected performance. These statements are based on management’s current expectations on the outcome and timing of future events. All statements other than historical facts-including those on the company's strategy, initiatives and future performance, which address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results-are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied here, due to a number of uncertainties and other factors. These include operating risks, liquidity risks, legislative or regulatory developments, market factors, or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see EZCORP’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$95,166	$97,166	$414,838	$409,107
Jewelry scrapping sales	13,531	16,482	51,189	50,113
Pawn service charges	71,097	68,603	273,080	261,800
Other revenues	2,275	2,334	8,847	9,485
Total revenues	182,069	184,585	747,954	730,505
Merchandise cost of goods sold	61,685	63,540	266,525	258,271
Jewelry scrapping cost of goods sold	11,736	13,768	43,931	42,039
Other cost of revenues	555	416	1,988	1,965
Net revenues	108,093	106,861	435,510	428,230
Operating expenses:
Operations	78,284	79,941	304,636	301,387
Administrative	11,949	18,016	53,254	68,101
Depreciation and amortization	5,415	6,120	23,661	26,542
Loss on sale or disposal of assets	348	465	359	1,106
Restructuring	—	11	—	1,921
Total operating expenses	95,996	104,553	381,910	399,057
Operating income	12,097	2,308	53,600	29,173
Interest expense	10,956	4,463	27,803	16,477
Interest income	(5,194)	(15)	(12,103)	(81)
Equity in net (income) loss of unconsolidated affiliate	(1,148)	5,881	(4,916)	255
Impairment of investments	—	10,957	—	10,957
Other (income) expense	(129)	387	(423)	1,202
Income (loss) from continuing operations before income taxes	7,612	(19,365)	43,239	363
Income tax (benefit) expense	(2,457)	(1,863)	11,206	9,361
Income (loss) from continuing operations, net of tax	10,069	(17,502)	32,033	(8,998)
Income (loss) from discontinued operations, net of tax	43	19,636	(1,825)	(79,432)
Net income (loss)	10,112	2,134	30,208	(88,430)
Net loss attributable to noncontrolling interest	(1,298)	(1,097)	(1,650)	(7,686)
Net income (loss) attributable to EZCORP, Inc.	$11,410	$3,231	$31,858	$(80,744)

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.21	$(0.31)	$0.62	$(0.15)
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.21	$(0.31)	$0.62	$(0.15)

Weighted-average basic shares outstanding	54,298	53,991	54,260	54,427
Weighted-average diluted shares outstanding	54,428	53,991	54,368	54,427

EZCORP, Inc. CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	September 30, 2017	September 30, 2016

Assets:
Current assets:
Cash and cash equivalents	$164,393	$65,737
Pawn loans	169,242	167,329
Pawn service charges receivable, net	31,548	31,062
Inventory, net	154,411	140,224
Notes receivable, net	32,598	41,946
Prepaid expenses and other current assets	28,765	35,845
Total current assets	580,957	482,143
Investment in unconsolidated affiliate	43,319	37,128
Property and equipment, net	57,959	58,455
Goodwill	254,760	253,976
Intangible assets, net	32,420	30,681
Notes receivable, net	28,377	41,119
Deferred tax asset, net	16,856	35,303
Other assets, net	9,715	44,439
Total assets	$1,024,363	$983,244

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$61,543	$84,285
Customer layaway deposits	11,032	10,693
Total current liabilities	72,575	94,978
Long-term debt, net	284,807	283,611
Other long-term liabilities	7,055	10,450
Total liabilities	364,437	389,039
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 51,427,832 as of September 30, 2017 and 51,129,144 as of September 30, 2016	514	511
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	348,532	318,723
Retained earnings	351,666	319,808
Accumulated other comprehensive loss	(38,367)	(44,089)
EZCORP, Inc. stockholders’ equity	662,375	594,983
Noncontrolling interest	(2,449)	(778)
Total equity	659,926	594,205
Total liabilities and equity	$1,024,363	$983,244

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended September 30,
	2017	2016

	(in thousands)
Operating activities:
Net income (loss)	$30,208	$(88,430)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	23,661	28,651
Amortization of debt discount and deferred financing costs	12,303	12,375
Amortization of prepaid commissions	—	13,083
Accretion of notes receivable discount	(3,788)	—
Consumer loan loss provision	1,988	27,917
Deferred income taxes	6,046	2,674
Impairment of goodwill	—	73,244
Other adjustments	17	7,289
Gain on restructured notes receivable	(3,048)	—
Gain on disposition of Grupo Finmart, net of loss on extinguishment	—	(32,172)
Loss on extinguishment of debt and other	5,250	—
Loss on sale or disposal of assets	359	1,106
Stock compensation expense	5,866	5,346
Income from investment in unconsolidated affiliate	(4,916)	255
Impairment of investments in unconsolidated affiliate	—	10,957
Changes in operating assets and liabilities:
Service charges and fees receivable	(224)	7,677
Inventory	721	(3,735)
Prepaid expenses, other current assets and other assets	5,166	(15,397)
Accounts payable, accrued expenses and other liabilities	(31,041)	(26,297)
Customer layaway deposits	241	329
Income taxes, net of excess tax benefit from stock compensation	3,027	37,334
Dividends from unconsolidated affiliate	—	2,197
Net cash provided by operating activities	51,836	64,403
Investing activities:
Loans made	(646,625)	(676,375)
Loans repaid	386,383	428,196
Recovery of pawn loan principal through sale of forfeited collateral	244,632	235,168
Additions to property and equipment	(18,853)	(9,550)
Acquisitions, net of cash acquired	(2,250)	(6,000)
Proceeds from disposition of Grupo Finmart, net of cash disposed	—	35,277
Principal collections on notes receivable	29,458	—
Net cash (used in) provided by investing activities	(7,255)	6,716
Financing activities:
Taxes paid related to net share settlement of equity awards	(767)	(172)
Payout of deferred consideration	—	(15,000)
Proceeds from settlement of forward currency contracts	—	3,557
Change in restricted cash	—	8,199
Proceeds from borrowings, net of issuance costs	139,506	64,133
Payments on borrowings	(85,388)	(112,123)
Repurchase of common stock	—	(11,750)
Net cash provided by (used in) financing activities	53,351	(63,156)
Effect of exchange rate changes on cash and cash equivalents	724	(1,350)
Net increase in cash and cash equivalents	98,656	6,613
Cash and cash equivalents at beginning of period	65,737	59,124
Cash and cash equivalents at end of period	$164,393	$65,737
Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$257,388	$249,316
Dividend reinvestment acquisition of additional ownership in unconsolidated affiliate	1,153	—

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended September 30, 2017
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$78,753	$16,410	$3	$95,166	$—	$95,166
Jewelry scrapping sales	13,045	486	—	13,531	—	13,531
Pawn service charges	60,957	10,140	—	71,097	—	71,097
Other revenues	62	188	2,025	2,275	—	2,275
Total revenues	152,817	27,224	2,028	182,069	—	182,069
Merchandise cost of goods sold	50,240	11,445	—	61,685	—	61,685
Jewelry scrapping cost of goods sold	11,320	416	—	11,736	—	11,736
Other cost of revenues	—	—	555	555	—	555
Net revenues	91,257	15,363	1,473	108,093	—	108,093
Segment and corporate expenses (income):
Operations	65,478	9,772	3,034	78,284	—	78,284
Administrative	—	—	—	—	11,949	11,949
Depreciation and amortization	2,684	765	47	3,496	1,919	5,415
Loss on sale or disposal of assets	252	69	—	321	27	348
Interest expense	—	2	—	2	10,954	10,956
Interest income	—	(1,041)	—	(1,041)	(4,153)	(5,194)
Equity in net income of unconsolidated affiliate	—	—	(1,148)	(1,148)	—	(1,148)
Other income	(5)	(8)	(68)	(81)	(48)	(129)
Segment contribution (loss)	$22,848	$5,804	$(392)	$28,260
Income from continuing operations before income taxes				$28,260	$(20,648)	$7,612

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Twelve Months Ended September 30, 2017
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$351,878	$62,957	$3	$414,838	$—	$414,838
Jewelry scrapping sales	48,203	2,986	—	51,189	—	51,189
Pawn service charges	238,437	34,643	—	273,080	—	273,080
Other revenues	219	645	7,983	8,847	—	8,847
Total revenues	638,737	101,231	7,986	747,954	—	747,954
Merchandise cost of goods sold	223,475	43,050	—	266,525	—	266,525
Jewelry scrapping cost of goods sold	41,434	2,497	—	43,931	—	43,931
Other cost of revenues	—	—	1,988	1,988	—	1,988
Net revenues	373,828	55,684	5,998	435,510	—	435,510
Segment and corporate expenses (income):
Operations	259,977	36,211	8,448	304,636	—	304,636
Administrative	—	—	—	—	53,254	53,254
Depreciation and amortization	10,171	2,675	191	13,037	10,624	23,661
Loss on sale or disposal of assets	198	134	—	332	27	359
Interest expense	—	9	—	9	27,794	27,803
Interest income	—	(1,930)	—	(1,930)	(10,173)	(12,103)
Equity in net income of unconsolidated affiliate	—	—	(4,916)	(4,916)	—	(4,916)
Other income	(19)	(69)	(96)	(184)	(239)	(423)
Segment contribution	$103,501	$18,654	$2,371	$124,526
Income from continuing operations before income taxes				$124,526	$(81,287)	$43,239

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended September 30, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$82,211	$14,955	$—	$97,166	$—	$97,166
Jewelry scrapping sales	15,693	789	—	16,482	—	16,482
Pawn service charges	60,263	8,340	—	68,603	—	68,603
Other revenues	50	154	2,130	2,334	—	2,334
Total revenues	158,217	24,238	2,130	184,585	—	184,585
Merchandise cost of goods sold	52,980	10,560	—	63,540	—	63,540
Jewelry scrapping cost of goods sold	13,105	663	—	13,768	—	13,768
Other cost of revenues	—	—	416	416	—	416
Net revenues	92,132	13,015	1,714	106,861	—	106,861
Segment and corporate expenses (income):
Operations	67,803	9,520	2,618	79,941	—	79,941
Administrative	—	—	—	—	18,016	18,016
Depreciation and amortization	2,753	680	55	3,488	2,632	6,120
Loss on sale or disposal of assets	162	53	4	219	246	465
Restructuring	11	—	—	11	—	11
Interest expense	—	6	—	6	4,457	4,463
Interest income	—	(7)	—	(7)	(8)	(15)
Equity in net loss of unconsolidated affiliate	—	—	5,881	5,881	—	5,881
Impairment of investments	—	—	10,957	10,957	—	10,957
Other expense (income)	—	465	(1)	464	(77)	387
Segment contribution (loss)	$21,403	$2,298	$(17,800)	$5,901
Loss from continuing operations before income taxes				$5,901	$(25,266)	$(19,365)

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Twelve Months Ended September 30, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$348,771	$60,331	$5	$409,107	$—	$409,107
Jewelry scrapping sales	47,810	2,282	21	50,113	—	50,113
Pawn service charges	229,893	31,907	—	261,800	—	261,800
Other revenues	331	385	8,769	9,485	—	9,485
Total revenues	626,805	94,905	8,795	730,505	—	730,505
Merchandise cost of goods sold	217,268	41,002	1	258,271	—	258,271
Jewelry scrapping cost of goods sold	40,138	1,885	16	42,039	—	42,039
Other cost of revenues	—	—	1,965	1,965	—	1,965
Net revenues	369,399	52,018	6,813	428,230	—	428,230
Segment and corporate expenses (income):
Operations	255,321	38,481	7,585	301,387	—	301,387
Administrative	—	—	—	—	68,101	68,101
Depreciation and amortization	12,242	2,965	218	15,425	11,117	26,542
Loss on sale or disposal of assets	664	169	4	837	269	1,106
Restructuring	993	543	202	1,738	183	1,921
Interest expense	125	109	—	234	16,243	16,477
Interest income	(2)	(30)	—	(32)	(49)	(81)
Equity in net income of unconsolidated affiliate	—	—	255	255	—	255
Impairment of investments	—	—	10,957	10,957	—	10,957
Other expense (income)	—	1,273	2	1,275	(73)	1,202
Segment contribution (loss)	$100,056	$8,508	$(12,410)	$96,154
Income from continuing operations before income taxes				$96,154	$(95,791)	$363

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended September 30, 2017
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of June 30, 2017	515	244	27	786
New locations opened	—	4	—	4
Locations acquired	2	—	—	2
Locations sold, combined or closed	(4)	(2)	—	(6)
As of September 30, 2017	513	246	27	786

	Three Months Ended September 30, 2016
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of June 30, 2016	522	238	27	787
New locations opened	—	2	—	2
Locations acquired	—	—	—	—
Locations sold, combined or closed	(2)	(1)	—	(3)
As of September 30, 2016	520	239	27	786

	Twelve Months Ended September 30, 2017
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
New locations opened	—	10	—	10
Locations acquired	2	—	—	2
Locations sold, combined or closed	(9)	(3)	—	(12)
As of September 30, 2017	513	246	27	786

	Twelve Months Ended September 30, 2016
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of September 30, 2015	522	237	27	786
New locations opened	—	3	—	3
Locations sold, combined or closed	(8)	(1)	—	(9)
As of September 30, 2016	520	239	27	786
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America (GAAP), we provide certain other non-GAAP financial information, including adjusted EBITDA and “constant currency” results solely for our Mexico Pawn operations. We use adjusted EBITDA to evaluate the operating and financial performance of the company and period-over-period growth. We derive the financial calculations of adjusted EBITDA, primarily by excluding from a comparable GAAP measure certain items we do not consider to be representative of our actual operating performance. We use constant currency and ongoing segment contribution results to evaluate results of our Mexico Pawn operations, which are denominated in Mexican pesos. We believe presenting constant currency results is meaningful and useful in understanding our Mexico Pawn operations, activities and business metrics. We provide non-GAAP financial data for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use non-GAAP information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to-not instead of or superior to-our GAAP financial statements. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Constant currency results reported here are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars. We use the exchange rate from the prior-year comparable period, as opposed to the current period, to exclude the effects of foreign currency rate fluctuations. We use the end-of-period rate for balance sheet items, and the average closing daily exchange rate on a monthly basis, during the appropriate period for statement of operations items. The end-of-period exchange rate for September 30, 2017 and 2016 was 18.2 to 1 and 19.4 to 1, respectively. The approximate average exchange rate for the years ended September 30, 2017, 2016 and 2015 was 19.1 to 1, 17.9 to 1, and 15.1, respectively. However, our statement of operations constant currency results reflect the impact of monthly effects of exchange rates, so can’t be directly calculated from the above rates. Constant currency results also exclude the foreign currency gain or loss, and the related foreign currency derivative gain or loss impact. There has been a prolonged weakening of the Mexican peso to the U.S. dollar. We may continue to experience further weakening in future reporting periods, which may adversely affect our operating results when stated on a GAAP basis.
The following information reconciles certain non-GAAP financial measures presented in this news release to the most directly comparable financial measures calculated and presented in accordance with GAAP, for the three and 12 months ended September 30, 2017.
Adjusted EBITDA (Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016

	(in millions)
Income (loss) from continuing operations, net of tax	$10.1	$(17.5)	$32.0	$(9.0)
Interest expense	11.0	4.5	27.8	16.5
Interest income	(5.2)	—	(12.1)	(0.1)
Income taxes	(2.5)	(1.9)	11.2	9.4
Depreciation and amortization	5.4	6.1	23.7	26.5
Estimated impact of natural disasters	2.9	—	2.9	—
Acquisition costs	0.8	—	1.2	—
Impairment of investments	—	11.0	—	11.0
Restatement related costs	—	—	—	6.2
Mexico buy/sell stores	—	0.9	—	4.2
Other*	(0.4)	(0.1)	1.8	(0.8)
Adjusted EBITDA	$22.1	$3.0	$88.5	$63.9
* Other items include foreign currency impacts and strategic plan costs as well as a one-time legal credit in fiscal 2016.

Other Miscellaneous Non-GAAP Financial Measures (Unaudited)

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Mexico Pawn same store PLO	$20.7	19%
Currency exchange rate fluctuations	(1.3)
Constant currency Mexico Pawn same store PLO	$19.4	11%

Mexico Pawn segment profit before tax (three months ended September 30, 2017)	$5.8	153%
Currency exchange rate fluctuations (three months ended September 30, 2017)	(0.3)
Constant currency Mexico Pawn segment profit before tax (three months ended September 30, 2017)	$5.5	140%

Consolidated net revenue (three months ended September 30, 2017)	$108.1	1%
Currency exchange rate fluctuations	(0.7)
Constant currency consolidated net revenue (three months ended September 30, 2017)	$107.4	—%

Consolidated PSC revenue (three months ended September 30, 2017)	$71.1	4%
Currency exchange rate fluctuations	(0.5)
Constant currency consolidated PSC revenue (three months ended September 30, 2017)	$70.6	3%

Consolidated operations expenses (three months ended September 30, 2017)	$78.3	(2)%
Currency exchange rate fluctuations (three months ended September 30, 2017)	(0.5)
Constant currency consolidated operations expenses (three months ended September 30, 2017)	$77.8	3%

Consolidated net revenue (twelve months ended September 30, 2017)	$435.5	2%
Currency exchange rate fluctuations	3.8
Constant currency consolidated net revenue (twelve months ended September 30, 2017)	$439.3	3%

Consolidated PSC revenue (twelve months ended September 30, 2017)	$273.1	4%
Currency exchange rate fluctuations	2.2
Constant currency consolidated PSC revenue (twelve months ended September 30, 2017)	$275.3	5%

Mexico Pawn PLO	$21.1	20%
Currency exchange rate fluctuations	(1.3)
Constant currency Mexico Pawn PLO	$19.8	13%

Mexico Pawn PSC revenue (three months ended September 30, 2017)	$10.1	22%
Currency exchange rate fluctuations (three months ended September 30, 2017)	(0.4)
Constant currency Mexico Pawn PSC revenue (three months ended September 30, 2017)	$9.7	16%

Mexico Pawn merchandise sales (three months ended September 30, 2017)	$16.4	10%
Currency exchange rate fluctuations (three months ended September 30, 2017)	(0.8)
Constant currency Mexico Pawn merchandise sales (three months ended September 30, 2017)	$15.6	4%

Mexico Pawn same store merchandise sales (three months ended September 30, 2017)	$15.9	7%
Currency exchange rate fluctuations (three months ended September 30, 2017)	(0.8)
Constant currency Mexico Pawn same store merchandise sales (three months ended September 30, 2017)	$15.1	1%

Mexico Pawn PSC revenue (twelve months ended September 30, 2017)	$34.6	9%
Currency exchange rate fluctuations (twelve months ended September 30, 2017)	2.2
Constant currency Mexico Pawn PSC revenue (twelve months ended September 30, 2017)	$36.8	15%

Mexico Pawn merchandise sales (twelve months ended September 30, 2017)	$63.0	4%
Currency exchange rate fluctuations (twelve months ended September 30, 2017)	4.6
Constant currency Mexico Pawn merchandise sales (twelve months ended September 30, 2017)	$67.6	12%

Mexico Pawn same store merchandise sales (twelve months ended September 30, 2017)	$61.0	3%
Currency exchange rate fluctuations (twelve months ended September 30, 2017)	4.6
Constant currency Mexico Pawn same store merchandise sales(twelve months ended September 30, 2017)	$65.6	10%

Mexico Pawn segment profit before tax (twelve months ended September 30, 2017)	$18.7	119%
Currency exchange rate fluctuations (twelve months ended September 30, 2017)	0.9
Constant currency Mexico Pawn segment profit before tax (twelve months ended September 30, 2017)	$19.6	130%